                                                                   EXHIBIT 10.10

                                PLEDGE AGREEMENT

         This PLEDGE AGREEMENT (this "Agreement") is made and entered into as of July 31, 2002, by and between WellCare Holdings, LLC, a Delaware limited liability company ("Holdings"), and Kiran C. Patel, as Stockholder Representative on behalf of the Stockholders ("Stockholder Representative").

                                    RECITALS

         A. Pursuant to that certain Purchase Agreement, dated as of May 17, 2002 (the "Purchase Agreement"), by and among WellCare Acquisition Company, a Delaware corporation and a wholly-owned subsidiary of Holdings ("Buyer"); Well Care HMO, Inc., Florida corporation, HealthEase of Florida, Inc., a Florida corporation, Comprehensive Health Management, Inc., a Florida corporation, and Comprehensive Health Management of Florida, L.C., a Florida limited liability company (collectively, the "Companies"); and the holders of common stock and/or other equity securities of the Companies, Buyer is acquiring, on the date hereof, all of the outstanding Equity Securities of the Companies.

         B. As partial consideration for the acquisition by Buyer of the outstanding Equity Securities of the Companies, Buyer is issuing to Stockholder Representative, on the date hereof, that certain Promissory Note of even date herewith in the original principal amount of $53,000,000 (the "Note").

         C. As security for the obligations of Buyer under the Note, Holdings has agreed to pledge to Stockholder Representative the Pledged Shares (as defined below), on the terms and subject to the conditions set forth in this Agreement.

         D. Holdings acknowledges that it will benefit from the financing evidenced by the Note, and that such benefits constitute adequate consideration for the pledge of the Pledged Shares.

         NOW, THEREFORE, in consideration of the covenants, promises, representations and warranties set forth herein, and for other good and valuable consideration (the receipt and sufficiency of which are hereby acknowledged by the parties), intending to be legally bound hereby, the parties agree as follows:

         1.       Definitions; Interpretation.

                  (a) All capitalized terms used in this Agreement and not otherwise defined herein shall have the meanings assigned to them in the Purchase Agreement or the Note, as applicable.

                  (b) As used in this Agreement, the following terms shall have the following meanings:

                  "Obligations" means the indebtedness of Buyer to Stockholder Representative under the Note including, without limitation, all unpaid principal of the Note and all interest accrued thereon, together with reasonable attorneys' fees, court costs and expenses arising out of the collection of any amounts due under the Note and the enforcement of the Note and this Agreement.

                  "Pledged Shares" means (i) until the payment of the First Payment Amount (as finally determined pursuant to the Note and Exhibit A of the Purchase Agreement), all of the issued and outstanding capital stock of Buyer,
(ii) after the payment of the First Payment Amount (as finally determined pursuant to the Note and Exhibit A of the Purchase Agreement) and until the payment of the Second Payment Amount (as finally determined pursuant to the Note and Exhibit A of the Purchase Agreement), 70% of the issued and outstanding capital stock of Buyer, and (iii) from and after the payment of the Second Payment Amount (as finally determined pursuant to the Note and Exhibit A of the Purchase Agreement) and continuing until the termination of this Agreement pursuant to Section 19,51% of the issued and outstanding capital stock of Buyer.

                  "UCC" means the Uniform Commercial Code as the same may, from time to time, be in effect in the State of New York.

                  (c) Where applicable and except as otherwise defined herein, terms used in this Agreement shall have the meanings assigned to them in the UCC.

                  (d) In this Agreement, (i) the meaning of defined terms shall be equally applicable to both the singular and plural forms of the terms defined; and (ii) the headings are for convenience of reference only and shall not affect the construction of this Agreement.

         2.       Security Interest.

                  (a) As security for the payment and performance of the Obligations, Holdings hereby pledges to Stockholder Representative, and hereby grants to Stockholder Representative a security interest in, all of Holdings' right, title and interest in, to and under the Pledged Shares and any certificates and instruments now or hereafter representing the Pledged Shares.

                  (b) Holdings hereby agrees to deliver to National City Bank, a national banking association, as escrow agent (the "Escrow Agent"), the certificates representing the Pledged Shares, which shall be in suitable form for transfer by delivery, or shall be accompanied by duly executed instruments of transfer or assignment in blank, to be held in escrow pursuant to that certain Escrow Agreement of even date herewith (the "Escrow Agreement") by and among Holdings, Stockholder Representative and the Escrow Agent. The Escrow Agent shall hold the Pledged Shares in escrow, pursuant to the terms of the Escrow Agreement, until the termination of this Agreement in accordance with
Section 19, and upon such termination the Escrow Agent shall promptly return all of the Pledged Shares to Holdings. Upon the delivery of a certificate (a "Default Notice") from the Stockholder Representative to the Escrow Agent (with a copy to Holdings and Buyer) certifying that an "Effective Default" has occurred, the Escrow Agent, pursuant to the terms of the Escrow Agreement, shall deliver the Pledged Shares to the Stockholder Representative, and the Stockholder Representative shall have the rights set forth in Section 5(b). An "Effective Default" shall occur when: (i) an Event of Default (as defined in the Note) shall have occurred and is continuing; and (ii) either (a) such "Event of Default" arose under either subparagraphs (iii) or (iv) of the definition of "Event of Default" under the Note, (b) a court of competent jurisdiction has entered a final order or judgment (a copy of which shall be included with the Default Notice) to the effect that an "Event of Default" has occurred under the Note, or (c) the Buyer has delivered a certificate executed by it, or the Independent Accountants have issued a written report, setting forth the applicable Purchase Price Adjustment (which shall have become final and binding) (a copy of which shall be included with the Default Notice), in either case that results in a Payment Amount (as defined in the Note) being due, and Buyer shall not have paid such amount when due (or within any applicable cure period) in accordance with the terms of the Note.

                  (c) Holdings shall execute and deliver to Stockholder Representative concurrently with the execution of this Agreement, and Holdings hereby authorizes Stockholder Representative to file (with or without Holdings' signature), at any time and from time to time thereafter, all financing statements, assignments, continuation financing statements, termination statements, and other documents and instruments, in form reasonably satisfactory to Stockholder Representative, and take all other action, as Stockholder Representative may reasonably request, to effect a transfer of a security interest in and pledge of the Pledged Shares to Stockholder Representative pursuant to the UCC and to continue perfected, maintain the priority of or provide notice of the security interest of Stockholder Representative in the Pledged Shares and to accomplish the purposes of this Agreement.

                  (d) Holdings agrees that this Agreement shall create a continuing security interest in and pledge of the Pledged Shares which shall remain in effect until terminated in accordance with Section 19, provided, however, that Stockholder Representative shall not foreclose on its interest in the Pledged Shares except in compliance with this Agreement and the Escrow Agreement. Holdings agrees that the Pledged Shares shall be deemed subject to the possession of Stockholder Representative for all purposes under the Escrow Agreement and for purposes of perfecting Stockholder Representative's security interest in the Pledged Shares.

                  (e) Upon payment of the First Payment Amount and the Second Payment Amount (as finally determined pursuant to the Note and Exhibit A of the Purchase Agreement), the security interests created under this Agreement with respect to the capital stock of Buyer which no longer constitute Pledged Shares as of such dates pursuant to the definition of "Pledged Shares" herein (such shares of capital stock, the "Released Shares") shall automatically terminate and Stockholder Representative or the Escrow Agent (pursuant to the terms of the Escrow Agreement) shall promptly (and in any event within three Business Days) redeliver to Holdings any and all certificates representing the Released Shares, which shall be in suitable form for transfer by delivery, or shall be accompanied by duly executed instruments of transfer or assignment in blank, all in form and substance satisfactory to Holdings, and shall execute and deliver to Holdings such documents and instruments reasonably requested by Holdings as shall be necessary to effect the transfer to Holdings of the Released Shares or to evidence termination of all security interests given by Holdings to Stockholder Representative hereunder with respect to the Released Shares.

         3. Warranties. Holdings warrants to Stockholder Representative, as of the date hereof and until the termination of this Agreement pursuant to
Section 19, that:

                  (a) Holdings is the sole legal and equitable owner of the Pledged Shares, and Holdings' absolute title thereto is not the subject of any claim or challenge threatened or asserted by any third party.

                  (b) The Pledged Shares are not subject to any restriction of transfer, "buy-sell" agreement, voting agreement, redemption agreement, option or other agreement, other than this Agreement.

                  (c) This Agreement provides Stockholder Representative with a valid pledge of, and a valid first priority security interest in, the Pledged Shares.

         4. Covenants. So long as any of the Obligations remain unsatisfied, Holdings agrees that:

                  (a) Holdings shall give prompt written notice to Stockholder Representative (and in any event not later than 30 days following any change described below in this subsection) of: (i) any change in the location of Holdings' chief executive office or principal place of business,
(ii) any change in the location of books and records pertaining to Pledged Shares; (iii) any change in Holdings' name, (iv) any changes in its identity or structure in any manner which might make any financing statement filed hereunder incorrect or misleading; (v) any change in its registration as an organization (or any new such registration); and (vi) any change in its jurisdiction of organization.

                  (b) Holdings will not surrender or lose possession of (other than to Stockholder Representative or, with the prior consent of Stockholder Representative, to the Escrow Agent or other depositary or financial intermediary), exchange, sell, convey, transfer, assign or otherwise dispose of or transfer the Pledged Shares or any right, title or interest therein.

                  (c) Holdings shall cause Buyer to refrain from issuing to any person (other than Holdings) any shares of Buyer's capital stock or any rights, options or warrants to acquire such stock, or any securities convertible into stock; provided, however, that Buyer may, after the payment of the First Payment Amount (as finally determined pursuant to the Note and Exhibit A of the Purchase Agreement), issue shares of stock and/or convertible securities so long as the Pledged Shares continue to represent the then-applicable requisite percentage of the issued and outstanding capital stock of Buyer set forth in the definition of "Pledged Shares."

                  (d) Holdings shall deliver to Escrow Agent any stock of Buyer received as a result of ownership of the Pledged Shares immediately upon receipt, and any such additional stock shall become Pledged Shares hereunder upon issuance, to the extent necessary such that the Pledged Shares continue to represent the then-applicable requisite percentage of the issued and outstanding capital stock of Buyer set forth in the definition of "Pledged Shares."

         5.       Administration of the Pledged Shares.

                  (a) Until the occurrence of an Effective Default: (i) Holdings shall be entitled to receive and retain for its own account any cash dividend in respect of the Pledged Shares (subject to the terms of the Note);
(ii) Holdings shall have the right to vote the Pledged Shares in its sole and absolute discretion, and shall retain the power to control the direction, management and policies of Buyer to the same extent as if the Pledged Shares were not pledged to Stockholder Representative pursuant to this Agreement; (iii) Holdings shall be the stockholder of record with respect to the Pledged Shares on the books and records of Buyer and shall retain all incidents, rights and benefits of the Pledged Shares as if the Pledged Shares were not pledged to Stockholder Representative pursuant to this Agreement, and none of such incidents, rights or benefits shall be exercised by the Stockholder Representative; and (iv) Holdings shall retain and enjoy all title, ownership and privilege embodied in the Pledged Shares as if the Pledged Shares were not pledged to Stockholder Representative pursuant to this Agreement, and none of such title, ownership or privilege shall be exercised or disturbed by Stockholder Representative. Stockholder Representative shall execute and deliver (or cause to be executed and delivered) to Holdings all such proxies and other instruments as Holdings may reasonably request for the purpose of enabling Holdings to exercise the voting and other rights which it is entitled to exercise, to receive distributions which it is authorized to receive and retain, and to exercise all other rights provided herein to the full extent contemplated by this Section 5(a).

                  (b) From and after the occurrence of an Effective Default, then for so long as such Effective Default shall remain uncured or shall be continuing: (i) Stockholder Representative shall be entitled to receive all distributions and payments of any nature with respect to the Pledged Shares, to be held by Stockholder Representative as part of the Pledged Shares; (ii) Stockholder Representative shall have the right following prior written notice to Holdings to vote or consent to take any action with respect to the Pledged Shares and exercise all rights of conversion, exchange, subscription or any other rights, privileges or options pertaining to the Pledged Shares as if Stockholder Representative were the absolute owner thereof; (iii) subject to the terms of the Escrow Agreement, Stockholder Representative shall have the right, for and in the name, place and stead of Holdings, to execute endorsements, assignments or other instruments of conveyance or transfer with respect to all or any of the Pledged Shares, to endorse any checks, drafts, money orders and other instruments relating thereto, to sue for, collect, receive and give acquittance for all moneys due or to become due in connection with the Pledged Shares and otherwise to file any claims, take any action or institute, defend, settle or adjust any actions, suits or proceedings with respect to the Pledged Shares, execute any and all such other documents and instruments, and do any and all such acts and things, as Stockholder Representative may reasonably deem necessary or desirable to protect, collect, realize upon and preserve the Pledged Shares, to enforce Stockholder Representative's rights with respect to the Pledged Shares and to accomplish the purposes of this Agreement; and (iv) Stockholder Representative may, upon thirty (30) days' notice to Holdings, sell the Pledged Shares or any part thereof at public or private sale or at any appropriate broker's board or securities exchange, for cash, credit or future delivery. In any such sale:

                           (A)      Stockholder Representative may be the
purchaser of any or all of the Pledged Shares sold at any public sale, or, to the extent permitted by law, at any private sale.

                           (B)      At or prior to any sale of the Pledged
Shares, Stockholder Representative may, in its sole discretion, restrict prospective purchasers to persons who will represent that they will purchase for their own account for investment and not with view to the distribution or sale of any of the Pledged Shares and who will agree that the Pledged Shares so purchased may bear an appropriate restrictive legend.

                           (C)      At or prior to any sale, Stockholder
Representative may, in its sole discretion, require that prospective purchasers establish, to Stockholder Representative's satisfaction, that they are investors of sufficient financial means or business acumen to qualify as "accredited investors" under federal and state securities laws.

                           (D)      At any sale, Stockholder Representative
shall have the right to transfer to the purchaser thereof the Pledged Shares sold. Stockholder Representative is hereby appointed Holdings' attorney-in-fact for the purpose of supplying any endorsements necessary to effect such transfer. Each purchaser at any such sale (including, without limitation, Stockholder Representative) shall hold the property sold free from any claim or right of any kind, including any equity or rights or redemption of Holdings, which hereby specifically waives all rights of redemption, stay or appraisal which Holdings has or may have under any rule of law or statute now existing or hereafter adopted.

                           (E)      At any sale, the Pledged Shares may be sold
in one lot as an entirety or in separate portions, as Stockholder Representative may determine.

                           (F)      Stockholder Representative shall not be
obliged to make any sale pursuant to any notice given and may, without notice or publication, adjourn any public or private sale or cause the same to be adjourned from time to time by announcement at the time and place fixed for the sale, and such sale may be resumed at any time and place to which the same may be so adjourned.

                           (G)      In the case of any sale of all or any part
of the Pledged Shares on credit or for future delivery, payments made by the purchaser shall reduce the outstanding balance of the Obligations as payments are received, and the outstanding principal balance of the Obligations shall continue to accrue interest over the time that such payments are made, until the principal and accrued interest constituting the Obligations have been paid in full. Stockholder Representative shall not incur any liability in case of the failure of such purchaser to completely pay for the Pledged Shares so sold and, in the case of any such failure, the Pledged Shares may again be sold pursuant to the provisions hereof.

                  (c) Distributions and other payments which are received by Holdings but which it is not entitled to retain as a result of the operation of Section 5(b) shall be held in trust for the benefit of Stockholder Representative, be segregated from the other property or funds of Holdings, and be forthwith paid over or delivered to Stockholder Representative in the same form as so received.

         6. Stockholder Representative's Duties. Stockholder Representative shall have no duty to exercise any of the rights, privileges or powers afforded to it by virtue of its security interest in the Pledged Shares and shall not be responsible to Holdings or any other Person for any failure to do so or delay in doing so. Beyond the exercise of reasonable care to assure the safe custody of the Pledged Shares if held by the Stockholder Representative and the accounting for moneys actually received by Stockholder Representative hereunder, except as specifically provided herein, Stockholder Representative shall have no duty or liability to exercise or preserve any rights, privileges or powers pertaining to the Pledged Shares.

         7. Notices. All notices, requests and other communications hereunder must be in writing and will be deemed to have been duly given only if delivered personally against written receipt or by facsimile transmission against facsimile confirmation or mailed by internationally recognized overnight courier prepaid, to the parties at the following addresses or facsimile numbers:

         If to Stockholder Representative:      Kiran C. Patel, M.D.
                                                11609 Carrollwood Drive
                                                Tampa, FL 33618

                                                Facsimile No.: (727) 535-6163

         with a copy to:                        Sandip I. Patel, Esq.
                                                1408 North Westshore Boulevard
                                                Suite 611
                                                Tampa, FL 33607

                                                Facsimile No.: (813) 289-8849

         If to Holdings:                        WellCare Holdings, LLC
                                                67 East 11th Street, Suite 318
                                                New York, NY 10003

                                                Attn: Todd S. Farha
                                                Facsimile No.: (212) 388-1659

         with a copy to:                        Brobeck, Phleger & Harrison LLP
                                                2100 Reston Parkway, Suite 203
                                                Reston, VA 20191

                                                Attn: Thaddeus Bereday, Esq.
                                                Facsimile No.: (703) 621-3001

All such notices, requests and other communications will (a) if delivered personally to the address as provided herein, be deemed given upon delivery, (b) if delivered by facsimile transmission to the facsimile number as provided herein, be deemed given upon facsimile confirmation, and (c) if delivered by overnight courier to the address as provided herein, be deemed given on the earlier of the first Business Day following the date sent by such overnight courier or upon receipt (in each case regardless of whether such notice, request or other communication is received by any other Person to whom a copy of such notice is to be delivered pursuant hereto). Either party from time to time may change its address, facsimile number or other information for the purpose of notices to that party by giving notice specifying such change to the other party hereto.

         8. Waiver. Any term or condition of this Agreement may be waived at any time by the party that is entitled to the benefit thereof, but no such waiver shall be effective unless set forth in a written instrument duly executed by or on behalf of the party waiving such term or condition. No waiver by any party of any term or condition of this Agreement, in any one or more instances, shall be deemed to be or construed as a waiver of the same or any other term or condition of this Agreement on any future occasion. All remedies, either under this Agreement or by law or otherwise afforded, will be cumulative and not alternative.

         9. Costs and Expenses. Buyer shall reimburse Stockholder Representative for all reasonable costs and expenses incurred by Stockholder Representative, including the reasonable fees and disbursements of one counsel to Stockholder Representative, in connection with the enforcement of this Agreement and the Note at any time during the continuance of an Event of Default (as finally determined pursuant to the Note), including in any out-of-court workout or other refinancing or restructuring or in any bankruptcy case, and the protection, sale or collection of, or other realization upon, any of the Pledged Shares.

         10. No Assignment; Binding Effect. Neither this Agreement nor any right, interest or obligation hereunder may be assigned (by operation of law or otherwise) by either party without the prior written consent of the other party and any attempt to do so will be void. Subject to the preceding sentence, this Agreement is binding upon, inures to the benefit of and is enforceable by the parties hereto and their respective successors and assigns.

         11. Governing Law. This Agreement shall be governed by, and construed in accordance with, the law of the State of New York, except as required by mandatory provisions of law and to the extent the validity or perfection of the security interests hereunder, or the remedies hereunder, in respect of any Pledged Shares are governed by the law of a jurisdiction other than New York.

         12. Cumulative Remedies. The remedies provided to the parties in this Agreement are not exclusive of any other remedies that may be available under any other document or at law or equity.

         13. Jurisdiction; Venue. All actions and proceedings arising out of or relating to this Agreement shall be heard and determined in any New York state or federal court sitting in the City of New York, and each party hereby irrevocably accepts and consents to the exclusive personal jurisdiction of those courts for such purpose. In addition, each party hereby irrevocably waives, to the fullest extent permitted by law, any objection which it may now or hereafter have to the laying of venue of any action or proceeding arising out of or relating to this Agreement or any judgment entered by any court in respect thereof brought in any state or federal court sitting in the city of New York and further irrevocably waives any claim that any action or proceeding brought in any such court has been brought in an inconvenient forum.

         14. Waiver of Trial by Jury. IN ANY ACTION OR PROCEEDING ARISING HEREFROM, THE PARTIES HERETO CONSENT TO TRIAL WITHOUT A JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM BROUGHT BY ANY PARTY HERETO AGAINST THE OTHER OR THEIR SUCCESSORS IN RESPECT OF ANY MATTER ARISING OUT OF OR IN CONNECTION WITH THIS AGREEMENT, REGARDLESS OF THE FORM OF ACTION OR PROCEEDING.

         15. Entire Agreement; Modification. This Agreement, the Note and the Escrow Agreement constitute the entire agreement of the parties with respect to the subject matter hereof and supersedes all prior agreements and understandings, both written and oral, between the parties with respect to the subject matter hereof. This Agreement may be amended or modified only by an instrument in writing duly executed by the parties to this Agreement.

         16. Third-party Beneficiaries. The terms and provisions of this Agreement are intended solely for the benefit of each party hereto and their respective successors or permitted assigns, and it is not the intention of the parties to confer third-party beneficiary rights, and this Agreement does not confer any such rights, upon any other Person.

         17. Severability. Any term or provision of this Agreement that is invalid, illegal or unenforceable in any situation in any jurisdiction shall not affect the validity, legality or enforceability of the offending term or provision in any other situation or in any other jurisdiction. If such invalidity, illegality or unenforceability is caused by length of time or size of area, or both, the otherwise invalid provision shall be, without further action by the parties, automatically amended to such reduced period or area as would cure such invalidity, illegality or unenforceability; provided, however, that such amendment shall apply only with respect to the operation of such provision in the particular jurisdiction in which such determinations is made.

         18. Counterparts. This Agreement may be executed in any number of counterparts, each of which will be deemed to be an original, but all of which taken together shall constitute one and the same agreement.

         19. Termination. This Agreement and the security interests created under this Agreement shall terminate on the payment in full of the Note or other event that results in its cancellation or satisfaction in accordance with its terms. Upon any such termination of this Agreement, Stockholder Representative or the Escrow Agent shall promptly (and in any event within three Business Days) redeliver to Holdings all certificates representing the Pledged Shares, which shall be in suitable form for transfer by delivery, or shall be accompanied by duly executed instruments of transfer or assignment in blank, all in form and substance satisfactory to Holdings, and shall execute and deliver to Holdings such documents and instruments reasonably requested by Holdings as shall be necessary to evidence termination of all security interests given by Holdings to Stockholder Representative hereunder.

                            [SIGNATURE PAGE FOLLOWS]

                  IN WITNESS WHEREOF, Holdings and Stockholder Representative have executed this Agreement as of the date first written above.

                                      WELLCARE HOLDINGS, LLC

                                      By: /s/ Todd S. Farha
                                          --------------------------------------
                                          Todd S. Farha
                                          President and Chief Executive Officer

                                      KIRAN C. PATEL, M.D., as Stockholder
                                      Representative on behalf of the
                                      Stockholders

                                      /s/ Kiran C. Patel
                                      ------------------------------------------